UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2012

SoundBite Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33790	04-3520763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 897-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The 2013 annual base salaries of the Plan Executives as established under the Compensation Plan are as follows:

•	James A. Milton, $350,200;

•	Robert C. Leahy, $273,500;

•	Timothy R. Segall, $265,200; and

•	Mark D. Friedman, $265,200.

Variable Performance-Based Compensation for General Participants

The aggregate target bonus amount established under the Compensation Plan for the President and Chief Executive Officer, the Chief Operating Officer and Chief Financial Officer, and the Chief Technology Officer, or collectively the General Participants, is $427,000, or the General Bonus Target.

The portion of the aggregate target bonus payable to the General Participants is based upon components for revenue (33%), pro forma EBITDA (33%) and strategic initiatives and goals (34%).

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The revenue component will be earned on an annual basis and will be computed in accordance with a schedule approved by the compensation committee, which schedule must provide that the revenue component will be payable in full if and only if revenue for 2013 equals or exceeds the amount of revenue reflected in our operating plan for 2013.

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Pro forma earnings before interest, taxes, depreciation and amortization, or EBITDA, is defined as operating income determined in accordance with U.S. GAAP, plus (a) the total amount of expense recorded in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC 718, (b) the total amount of amortization of intangibles recorded in accordance with U.S. GAAP, (c) the total amount of depreciation expense recorded in accordance with U.S. GAAP and (d) the total amount of expense recorded in accordance with U.S. GAAP as a result of the pro forma EBITDA component. The pro forma EBITDA component of the General Bonus Target will be earned on an annual basis and will be computed in accordance with a schedule approved by the compensation committee, which schedule must provide that the pro forma EBITDA component will be payable in full if and only if pro forma EBITDA for 2013 equals or exceeds the amount of pro forma EBITDA reflected in our operating plan for 2013 plus $167,910 (the amount of the pro forma EBITDA component for all Plan participants’ bonus target).

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The compensation committee is responsible for identifying strategic initiatives and goals and for evaluating and determining the extent to which each of those initiatives and goals is satisfied as of December 31, 2013.

The portion of the aggregate general bonus target payable to the General Participants will be allocated among the General Participants in accordance with the following percentages:

•	James A. Milton, 43.33% (maximum of $185,000);

•	Robert C. Leahy, 31.38% (maximum of $134,000); and

•	Timothy R. Segall, 25.29% (maximum of $108,000).

Amounts payable under the General Bonus Target will be due within 30 days after the later of (a) the issuance of an audit report with respect to our consolidated financial statements for 2013 and (b) the approval by the compensation committee of the General Bonus Target amounts payable, provided that in no event will payment be due later than March 15, 2014.

Variable Performance-Based Bonus for CMO

The aggregate amount of the target bonus available for the Executive Vice President and General Manager, Mobile Services Business Unit, and Chief Marketing and Business Development Officer, or CMO, is $108,000, or the CMO Bonus Target.

The aggregate amount of the CMO Bonus Target payable to the CMO will equal the sum of the components for mobile services business unit revenue (50%), revenue component (20%), pro forma EBITDA component (20%), and strategic initiatives and goals (10%).

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The mobile services business unit, or MSBU, revenue component will be earned on an annual basis and will be computed in accordance with a schedule approved by the compensation committee, which schedule must provide that the MSBU revenue component will be payable on a commission basis.

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The revenue component will be earned on an annual basis and will be computed in accordance with a schedule approved by the compensation committee, which schedule must provide that the revenue component will be payable in full if and only if revenue for 2013 equals or exceeds the amount of revenue reflected in our operating plan for 2013.

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Pro forma EBITDA is defined as operating income determined in accordance with U.S. GAAP, plus (a) the total amount of expense recorded in ASC 718, (b) the total amount of amortization of intangibles recorded in accordance with U.S. GAAP, (c) the total amount of depreciation expense recorded in accordance with U.S. GAAP and (d) the total amount of expense recorded in accordance with U.S. GAAP as a result of the pro forma EBITDA component of the CMO Bonus Target. The pro forma EBITDA component of the CMO Bonus Target will be earned on an annual basis and will be computed in accordance with a schedule approved by the compensation committee, which schedule must provide that the pro forma EBITDA component will be payable in full if and only if pro forma EBITDA for 2013 equals or exceeds the amount of pro forma EBITDA reflected in our operating plan for 2013 plus $167,910 (the amount of the pro forma EBITDA component for all Plan participants’ bonus target).

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The compensation committee is responsible for identifying strategic initiatives and goals and for evaluating and determining the extent to which each of those initiatives and goals is satisfied as of December 31, 2013.

Amounts payable under the CMO Bonus Target will be due within 30 days after the later of (a) the issuance by our independent registered public accounting firm of an audit report with respect to our consolidated financial statements for 2013 and (b) the determination and approval by the compensation committee of the CMO Bonus Target amount payable, provided that in no event will payment be due later than March 15, 2014.

A copy of the Compensation Plan is filed as Exhibit 10.1 with this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	2013 Management Cash Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized as of December 18, 2012.

SOUNDBITE COMMUNICATIONS, INC.

By:	/s/ Robert C. Leahy
Robert C. Leahy Chief Operating Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	2013 Management Cash Compensation Plan